UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2017

OBALON THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California 92008
(Address of Principal Executive Offices) (Zip Code)
(760) 795-6558
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.
Obalon Therapeutics, Inc. (the “Company”) will hold its annual meeting of stockholders (the “2017 Annual Meeting”) on June 6, 2017 at 8 a.m. Pacific time, at the Company’s principal executive offices, 5421 Avenida Encinas, Suite F, Carlsbad, California 92008. Holders of record at the close of business on April 19, 2017 will be entitled to vote at the meeting.
Any stockholder seeking to bring business before the 2017 Annual Meeting or to nominate a director at the 2017 Annual Meeting must provide timely notice thereof in writing, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, the stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on April 14, 2017 (which is the tenth day following the first public announcement of the date of the 2017 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: April 4, 2017	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer and Secretary